SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): July 2, 1998


                       BROOKDALE LIVING COMMUNITIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-22253               36-4103821
-------------------------------  ----------------------  -----------------------
(State or other jurisdiction of  Commission File Number     (I.R.S. Employer
        incorporation)                                    Identification Number)

   77 West Wacker Drive, Suite 4400, Chicago, Illinois            60601
------------------------------------------------------    ----------------------
       (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code: (312) 977-3700.


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The Registrant submits this Form 8-K/A in order to supply the financial statements and schedules required pursuant to Rule 3-05(b) of Regulation S-X and the pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the Registant's acquisition of The Chatfield facility (the "Property"), a 125-unit senior independent and assisted living facility located in West Hartford, Connecticut. This information should be read in conjunction with the Registrant's Form 8-K filed with the Securities and Commission on July 16, 1998.

         This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes," "expects," "anticipates," "estimates" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company's future strategic plans, goals, objectives or expectations are also forward-looking statements. Readers of this report are cautioned that any forward-looking statements, including those regarding the intent, belief, or current expectations of the Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to (i) general economic conditions in the markets in which the Company operates, (ii) competitive pressures within the industry and/or the markets in which the Company operates, (iii) the effect of future legislation or regulatory changes on the Company's operations and (iv) other factors described from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.

a)        Financial statements of businesses acquired.




                              Financial Statements

                        The Chatfield Limited Partnership

                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                     Six months ended June 30, 1998 and 1997
                                   (unaudited)

                        The Chatfield Limited Partnership

                              Financial Statements

                     Years ended December 31, 1997 and 1996
                                       and
               Six months ended June 30, 1998 and 1997 (unaudited)

                                    CONTENTS


Report of Independent Auditors.........................................1

Financial Statements

Balance Sheets.........................................................2
Statements of Operations...............................................3
Statements of Partners' Capital........................................4
Statements of Cash Flows...............................................5
Notes to Financial Statements..........................................6

                         Report of Independent Auditors


The Board of Directors
Brookdale Living Communities, Inc.

We have audited the accompanying balance sheets of The Chatfield Limited Partnership as of December 31, 1997 and 1996 and the related statements of operations and partners' capital and cash flows for the years then ended. These financial statements are the responsibility of The Chatfield Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Chatfield Limited Partnership at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP

Chicago, Illinois
May 28, 1998, except for Note 5 as to which the date is July 16, 1998

                       The Chatfield Limited Partnership

                                 Balance Sheets


                                                   JUNE 30               DECEMBER 31
                                                    1998             1997            1996
                                                --------------------------------------------
ASSETS                                          (unaudited)
Current assets:
  Cash and cash equivalents                        $771,494     $   447,594     $   640,854
  Other                                             125,274          11,839          12,956
                                                --------------------------------------------
Total current assets                                896,768         459,433         653,810

Real estate, at cost:
  Land                                            4,773,485       4,773,485       4,773,485
  Building and improvements                      15,590,727      15,590,727      15,463,329
  Furniture and equipment                         1,061,348       1,061,348         992,814
                                                --------------------------------------------
                                                 21,425,560      21,425,560      21,229,628
                                                --------------------------------------------
Accumulated depreciation                         (5,904,903)     (5,527,962)     (4,890,738)
                                                --------------------------------------------
                                                 15,520,657      15,897,598      16,338,890

Restricted cash                                     232,511         281,833         278,434
Deferred costs, net of accumulated amortization
   of $338,238 for June 30, 1998 and $320,436
   and $284,832 for 1997 and 1996, respectively      17,801          35,603          71,207
                                                --------------------------------------------
Total assets                                    $16,667,737     $16,674,467     $17,342,341
                                                ============================================

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Notes payable - current portion                  $500,000     $   510,432     $   243,991
  Tenant security deposits                          211,493         261,303         262,798
  Accounts payable and accrued liabilities          178,021         201,386         130,373
  Accrued property management fees - affiliate      223,186         139,366          97,274
                                                 --------------------------------------------
Total current liabilities                         1,112,700       1,112,487         734,436

Mortgage notes payable - affiliate               11,974,416      11,534,836      10,649,474
Note payable - affiliate                            859,144         644,083         593,681
Notes payable                                        62,334          62,334         281,756
                                                --------------------------------------------
                                                 12,895,894      12,241,253      11,524,911
                                                --------------------------------------------

Total liabilities                                14,008,594      13,353,740      12,259,347
Partners' capital                                 2,659,143       3,320,727       5,082,994
                                                --------------------------------------------

Total liabilities and partners' capital         $16,667,737     $16,674,467     $17,342,341
                                                ============================================


See notes to financial statements.

                        The Chatfield Limited Partnership

                            Statements of Operations




                                                 SIX MONTHS ENDED JUNE 30          YEAR ENDED DECEMBER 31
                                                    1998        1997                1997            1996
                                                ------------------------------------------------------------
                                                (unaudited)     (unaudited)
REVENUE
Resident fees                                    $1,708,147      $1,689,527      $3,394,607      $3,253,765
Interest income                                      13,281          15,332          25,136          44,760
                                                ------------------------------------------------------------
Total revenue                                     1,721,428       1,704,859       3,419,743       3,298,525

EXPENSES
Facility operating                                1,099,271       1,058,948       2,276,582       2,055,537
Interest, including $466,955 and $461,413 for
 the six months ended June 30, 1998 and 1997,
 respectively, and $935,764 and $922,529 in 1997
 and 1996, respectively - affiliate                 502,366         485,667         976,328         991,446
Real estate taxes                                    99,880          98,586         198,466         194,602
Depreciation                                        376,941         349,562         696,775         717,417
Amortization                                         17,802          17,802          35,604          35,604
Property management fee - affiliate                  83,820          84,217         168,855         161,571
Other                                                51,222             ---             ---             ---
                                                ------------------------------------------------------------
Total expenses                                    2,231,302       2,094,782       4,352,610       4,156,177
                                                ------------------------------------------------------------
Net loss                                         $ (509,874)     $ (389,923)     $ (932,867)     $ (857,652)
                                                ============================================================

See notes to financial statements.



                        The Chatfield Limited Partnership

                         Statements of Partners' Capital




Partners' capital at January 1, 1996                         $6,770,046
Distributions                                                  (829,400)
Net loss                                                       (857,652)
                                                             ------------
Partners' capital at December 31, 1996                        5,082,994
Distributions                                                  (829,400)
Net loss                                                       (932,867)
                                                             ------------
Partners' capital at December 31, 1997                        3,320,727
Distributions (unaudited)                                      (151,710)
Net loss (unaudited)                                           (509,874)
                                                             ------------
Partners' capital at June 30, 1998 (unaudited)               $2,659,143
                                                             ============

See notes to financial statements.

                        The Chatfield Limited Partnership

                            Statements of Cash Flows



                                                  SIX MONTHS ENDED JUNE 30          YEAR ENDED DECEMBER 31
                                                    1998            1997             1997            1996
                                                ------------------------------------------------------------

OPERATING ACTIVITIES                            (unaudited)      (unaudited)
Net loss                                        $(509,874)        $(389,923)      $(932,867)     $ (857,652)
Adjustments to reconcile net loss to net cash
provided by operating activities:
   Depreciation and amortization                   394,743          367,364         732,379         753,021
   Interest expense - affiliate added to           464,407          458,887         935,764         922,529
   principal
   Changes in operating assets and liabilities:
     Other assets                                 (113,435)         (36,338)          1,117           5,962
     Tenant security deposits                      (49,810)          (3,860)         (1,495)         23,835
     Accounts payable and accrued liabilities      (23,053)          (1,908)         71,013          10,122
     Accrued property management fees -
     affiliate                                      83,820          (42,547)         42,092         (36,038)
                                                ------------------------------------------------------------
Net cash provided by operating activities          246,798          351,675         848,003         821,779
                                                ------------------------------------------------------------

INVESTING ACTIVITIES
Additions to real estate                               ---          (75,588)       (255,483)        (42,670)
                                                ------------------------------------------------------------
Cash used in investing activities                      ---          (75,588)       (255,483)        (42,670)
                                                ------------------------------------------------------------

FINANCING ACTIVITIES
Decrease (increase) in restricted cash              49,322            3,114          (3,399)        (30,435)
Repayment of notes payable                         (10,432)        (134,774)       (452,981)       (240,386)
Proceeds from note payable                         189,922              ---         500,000             ---
Distributions to partners                         (151,710)        (414,699)       (829,400)       (829,400)
                                                ------------------------------------------------------------
Net cash used in financing activities               77,102          546,359        (785,780)     (1,100,221)
                                                ------------------------------------------------------------

Net increase (decrease) in cash and cash
  equivalents                                      323,900         (270,272)       (193,260)       (321,112)
Cash and cash equivalents at beginning of
  year                                             447,594          640,854         640,854         961,966
                                                ------------------------------------------------------------
Cash and cash equivalents at end of year        $  771,494        $ 370,582       $ 447,594      $  640,854
                                                ============================================================



See notes to financial statements.

                        The Chatfield Limited Partnership

                          Notes to Financial Statements

                     Years ended December 31, 1997 and 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Chatfield Limited Partnership (the Partnership) is a limited partnership that owns, operates, and manages a 121-unit assisted living facility known as The Chatfield (the Property) located in West Hartford, Connecticut. At June 30, 1998 and 1997 and December 31, 1997 and 1996, the Property was 90%, 98%, 99% and 100% occupied, respectively. Leases are generally one year in length and expire throughout the year.

INTERIM FINANCIAL STATEMENTS

The financial statements for the six months ended June 30, 1998 and 1997, and all related footnote information for these periods, are unaudited, and reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim period. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be achieved for the entire year ended December 31, 1998.


RESIDENT FEE REVENUE

Resident fee revenue is recorded when services are rendered and consists of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

CASH AND CASH EQUIVALENTS

The Partnership considers all cash accounts, money market funds and certificates of deposit with a maturity of three months or less when purchased to be cash equivalents.

DEFERRED COSTS

Deferred costs consist of capitalized financial advisory fees which were paid to the managing partner (see Note 4) and are amortized using the straight-line method over the term of the related service agreement.

REAL ESTATE

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.

Depreciation is calculated using the straight-line method over the estimated useful lives of assets, which are as follows:

Building and improvements             15-27.5 years
Furniture and equipment                   5-7 years

During the period ended June 30, 1997, the Partnership disposed of fully depreciated furniture and equipment totaling $59,551.

RESTRICTED CASH

The Partnership is required under Connecticut law to maintain a separate account equal to the tenant security deposits held.

INCOME TAXES

The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGES AND NOTE PAYABLE - AFFILIATE

The Partnership has a first and second mortgage and an unsecured note with an affiliated party for $8.0 million, $1.0 million and $500,000, respectively, at June 30, 1998 and December 31, 1997 and 1996. Interest accrues on the first and second mortgage at prime rate plus 1.25% and prime rate plus 1.375%, respectively. No interest payments are due prior to January 15, 2000. Beginning January 15, 2000 and February 1, 2000, for the first and second mortgages, respectively, monthly interest only payments shall be due on the outstanding principal balance. The entire outstanding principal balance, together with all accrued and unpaid interest, shall be due upon maturity on December 31, 2005 for the first and second mortgages. The first and second mortgages are collateralized by the

Property. Interest accrues on the unsecured note at prime rate plus 1.50%. No interest payments are due prior to the year 2003. During the years 2003 and 2004, semi-annual combined principal and interest payments, in amounts as specified in the related agreement, are due. The entire outstanding principal balance, together with all accrued and unpaid interest, shall be due upon maturity on December 31, 2005. Interest rates on the first mortgage, second mortgage and unsecured note ranged from 9.5% to 10.0%, 9.625% to 9.875% and 9.75% to 10.0% during the six months ended June 30, 1998 and 1997 and years ended December 31, 1997 and 1996, respectively.

As of June 30, 1998 and December 31, 1997 and 1996, accrued interest of $2,974,104, $2,534,836 and $1,649,474 is included in mortgage notes payable - affiliate, respectively. As of June 30, 1998 and December 31, 1997 and 1996, accrued interest of $169,222, $144,083 and $93,681 is included in note payable - affiliate, respectively. No interest payments were made during 1998, 1997 or 1996.

3.  NOTES PAYABLE

On December 12, 1997, the Partnership repaid a 10.5% note in the amount of $208,989 with an unrelated financial institution. The note had an original balance of $750,000, a maturity date of September 1, 1998, and required monthly principal and interest payments of $24,249. The note had an outstanding balance of $443,140 at December 31, 1996. The note was repaid with a new 8.25% note with an initial principal balance of $500,000, obtained from the same financial institution. The note was repaid on March 3, 1998 with the proceeds of a new 9.85% note with an initial principal balance of $750,000, obtained from the same financial institution (see note 5). During the six months ended June 30, 1998 and 1997 and years ended December 31, 1997 and 1996, the Partnership made interest payments of $32,555, $18,058, $35,608 and $63,404, respectively.

The Partnership also has a sewer assessment obligation due in annual principal and interest payments of $14,798 through May 15, 2003. This obligation bears interest at a rate of 6% and had an outstanding balance of $62,334, $72,766 and $82,607 as of June 30, 1998 and December 31, 1997 and 1996, respectively. During the six months ended June 30, 1998 and 1997 and years ended December 31, 1997 and 1996, the Partnership made interest payments of $5,092, $4,195, $4,956 and $5,513, respectively.

The annual scheduled maturities for the five years subsequent to December 31, 1997 for the sewer assessment obligation are as follows:

             Year ended December 31,
             1998                             $  10,432
             1999                                11,058
             2000                                11,721
             2001                                12,425
             2002                                13,172
             Thereafter                          13,958
                                              -----------
                                              $  72,766
                                              ===========


4.  RELATED PARTY TRANSACTIONS

In connection with the operation of the Property, an affiliate of one of the partners is entitled to property management fees equal to 5% of gross receipts, as defined. During the six months ended June 30, 1998 and 1997 and years ended December 31, 1997 and 1996, property management fees of $0, $126,764, $126,763 and $197,610 were paid, respectively.

The Partnership paid fees to the managing partner for providing certain financial advisory services to the Partnership. These fees were capitalized as deferred costs and are being amortized over ten years.

5.  SUBSEQUENT EVENTS

On July 2, 1998, the Partnership sold the Property to The Chatfield Business Trust, S.T. (Chatfield) for approximately $16.6 million. Chatfield, in turn, leased the Property to Brookdale Living Communities of Connecticut - WH, Inc., a wholly owned subsidiary of Brookdale Living Communities, Inc. In accordance with the sale of the Property, a portion of the proceeds were used to repay the mortgages and notes payable - affiliate.

The 9.85% note with an initial principal balance of $750,000 was repaid on July 16, 1998.

b)   Pro forma financial information.

     The unaudited Pro Forma Balance Sheet of Brookdale Living Communities, Inc. and its subsidiaries (collectively, the "Company") is presented as if at June 30, 1998, the Company had leased the Property and funded the investments collateralizing the lease obligation. The unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 are presented as if the above transaction occurred as of January 1, 1997. The unaudited Pro Forma Condensed Financial Statements of the Company should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. In management's opinion, all adjustments necessary to reflect the transaction have been made.

     The unaudited Pro Forma Consolidated Condensed Financial Statements of the Company are not necessarily indicative of what the actual results of operations would have been assuming the acquisition of the Property had occurred at the dates indicated above, nor do they purport to represent the future results of operations of the Company.

     Basis of Presentation

     Brookdale Living Communities of Connecticut-WH, Inc., the entity which entered into the operating lease for the Property, was required to fund $5.3 million of investments collateralizing its lease obligations. No other adjustments of the Company's Balance Sheet as of June 30, 1998 are necessary.

     The Pro Forma Consolidated Condensed Statements of Operations of the Company include the historical operations of the Company (for the period from May 7, 1997 to December 31, 1997), the Original Facilities (for the period from January 1, 1997 to May 6, 1997), the IPO (initial public offering) Properties (for the period from January 1, 1997 to May 6, 1997), the 1997 Leases, the 1998 Lease and the Current Lease (for the period from January 1, 1998 to June 30, 1998 and the year ended December 31, 1997). The Adjustments for Acquisitions and Leases prior to or at the IPO reflect the ownership prior to May 6, 1997. The foregoing facilities and transactions are described below along with the pro forma effects of the consolidation:


                              Acquisitions and Leases
Original Facilities          Prior to or at the IPO(1)     1997 Leases(2)
-------------------          -------------------------     --------------

The Devonshire               The Springs of East Mesa(3)   The Gables at Farmington(4)
The Heritage                 Edina Park Plaza              The Classic at West Palm Beach(5)
The Hallmark(3)              Hawthorn Lakes                The Brendenwood Retirement Community(6)
                             The Gables at Brighton(3)
                             The Park Place(7)
                             BLC Property, Inc.

1998 Leases (8)              Current Lease(9)
-------------------          -------------------
Harbor Village(10)           The Chatfield(12)
The Atrium of San Jose(11)




(1)  These properties are collectively referred to as the IPO Properties.
(2)  These properties are collectively referred to as the 1997 Leases.
(3) The Company has leased these properties from a third party since December 27, 1996.
(4) The Company has leased this property from a third party since November 24, 1997.
(5) The Company has leased this property from a third party since December 18, 1997.
(6) The Company has leased this property from a third party since December 22, 1997.
(7)  The Company has leased this property from a third party since May 7, 1997.
(8)  These properties are collectively referred to as the 1998 Leases.
(9)  This property is sometimes referred to as the Current Lease.
(10) The Company has leased this property from a third party since March 6, 1998.
(11) The Company has leased this property from a third party since May 12, 1998.
(12) The Company has leased this property from a third party since July 2, 1998.

                       BROOKDALE LIVING COMMUNITIES, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                       Brookdale Living     Adjustments for
                                        Communities, Inc.   Acquisitions and
                                         and Predecessor   Leases prior to or        1997          1998          The          Total
                                           Properties          at the IPO           Leases        Leases       Chatfield      Leases
                                        ----------------------------------    -----------------------------------------------------

Revenue
Resident Fees                               $ 40,578     $       4,448         $     14,802   $    9,658     $   3,395    $  27,855
Management Fees                                  132                                      -            -             -            -
                                            ---------   ---------------       ------------------------------------------------------
Total Revenue                                 40,710             4,448               14,802        9,658         3,395       27,855

Facility Operating                           (21,994)           (2,973)              (8,872)      (6,163)       (2,644)     (17,679)
Lease Expense                                 (9,984)                                     -            -             -            -
General & Administrative                      (2,187)                                     -            -             -            -
Depreciation & Amortization                   (3,824)             (510)              (1,454)      (1,175)         (733)      (3,362)
                                            ---------   ---------------       ------------------------------------------------------
Income (Loss) From Operations                  2,721               965                4,476        2,320            18        6,814
Interest and Financing Fees Expense, Net      (3,088)           (1,086)              (4,236)      (2,960)         (951)      (8,147)
                                            ---------   ---------------       ------------------------------------------------------
(Loss) Income Before Minority Interest,
  Income Taxes and Extraordinary Item           (367)             (121)(g)              240         (640)         (933)      (1,333)
Minority Interest                               (138)                                     -            -             -            -
Benefit (Provision) For Income Taxes             322                                      -            -             -            -
                                            ---------   ---------------       ------------------------------------------------------
(Loss) Income From Continuing
  Operations Before Extraordinary Item          (183)             (121)                 240         (640)         (933)      (1,333)
Extraordinary Item Net of Tax                    (36)                -                    -            -             -            -
                                            ---------   ---------------       ------------------------------------------------------
Net (Loss) Income                           $   (219)    $        (121)        $        240   $     (640)    $    (933)   $  (1,333)
                                            =========   ===============       ======================================================

(Loss) Income From Continuing
  Operations Per Share- Basic               $  (0.03)
                                            =========

(Loss) Income From Continuing
  Operations Per Share-Diluted              $  (0.03)
                                            =========

Common Shares Used For Computing
  Basic EPS                                    7,208
                                            =========

Common Shares Used For Computing
  Diluted EPS                                  7,351
                                            =========



                                              Consolidating
                                                Pro Forma         Pro Forma
                                               Adjustments       As Adjusted
                                            ---------------   ---------------
Revenue
Resident Fees                                 $          -       $    72,881
Management Fees                                         76 (a)           208
                                           ----------------    --------------
Total Revenue                                           76            73,089

Facility Operating                                   1,771 (b)       (40,875)
Lease Expense                                       (9,596)(c)       (19,580)
General & Administrative                              (945)(d)        (3,132)
Depreciation & Amortization                          3,018 (e)        (4,678)
                                           ----------------   ---------------
Income (Loss) From Operations                       (5,676)            4,824
Interest and Financing Fees Expense, Net            10,769 (f)        (1,552)
                                           ----------------   ---------------
(Loss) Income Before Minority Interest,
  Income Taxes and Extraordinary Item                5,093             3,272
Minority Interest                                      138 (h)             -
Benefit (Provision) For Income Taxes                (1,398)(i)        (1,076)
                                           ----------------   ---------------
(Loss) Income From Continuing
  Operations Before Extraordinary Item               3,833             2,196
Extraordinary Item Net of Tax                            -               (36)
                                           ----------------   ---------------
                                              $      3,833       $     2,160
                                           ================   ===============
(Loss) Income From Continuing
  Operations Per Share- Basic                                    $      0.30
                                                              ===============
(Loss) Income From Continuing
  Operations Per Share-Diluted                                   $      0.29
                                                              ===============
Common Shares Used For Computing
  Basic EPS                                                            7,208
                                                              ===============
Common Shares Used For Computing
  Diluted EPS                                                          7,351
                                                              ===============






                       Brookdale Living Communities, Inc.
            Pro Forma Consolidated Condensed Statement of Operations
                     for the Six Months Ended June 30, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)





                                             Brookdale Living            1998        The        Total
                                            Communities, Inc.           Leases     Chatfield    Leases
                                            ------------------------------------------------------------
Revenue
Resident Fees                                 $       32,855        $   2,932     $  1,697     $  4,629
Development Fees                                       2,578                -            -            -
Management Fees                                          116                -            -            -
                                            -----------------     --------------------------------------
Total Revenue                                         35,549            2,932        1,697        4,629

Facility Operating                                   (18,278)          (1,767)      (1,322)      (3,089)
Lease Expense                                         (7,992)               -            -            -
General & Administrative                              (2,496)               -            -            -
Depreciation & Amortization                           (2,431)            (111)        (367)        (478)
                                            -----------------     --------------------------------------
Income (Loss) From Operations                          4,352            1,054            8        1,062
Interest and Financing Fees Expense, Net                (217)            (803)        (475)      (1,278)
                                            -----------------     --------------------------------------
Income (Loss) Before
  Income Taxes And Extraordinary Item                  4,135              251         (467)        (216)
Provision For Income Taxes                            (1,503)               -            -            -
                                            -----------------     --------------------------------------
Income (Loss) From Continuing
  Operations Before Extraordinary Item                 2,632              251         (467)        (216)
Extraordinary Item Net of Tax                              -              634            -          634
                                            -----------------     --------------------------------------
Net Income (Loss)                             $        2,632        $     885     $   (467)    $    418
                                            =================     ======================================

Net Income Per Share-Basic EPS                $         0.28
                                            =================

Net Income Per Share-Diluted EPS              $         0.27
                                            =================

Common Shares Used For Computing
  Basic EPS                                            9,448
                                            =================

Common Shares Used For Computing
  Diluted EPS                                          9,721
                                            =================



                                                  Consolidating
                                                    Pro Forma              Pro Forma
                                                   Adjustments            As Adjusted
                                            --------------------      --------------------
Revenue
Resident Fees                               $                  -      $             37,484
Development Fees                                               -                     2,578
Management Fees                                                -                       116
                                            --------------------      --------------------
Total Revenue                                                  -                    40,178

Facility Operating                                           198  (b)              (21,169)
Lease Expense                                             (1,544) (c)               (9,536)
General & Administrative                                       -                    (2,496)
Depreciation & Amortization                                  478  (e)               (2,431)
                                            --------------------      --------------------
Income (Loss) From Operations                               (868)                    4,546
Interest and Financing Fees Expense, Net                   1,688  (f)                  193
                                            --------------------      --------------------
Income (Loss) Before Income Taxes
  And Extraordinary Item                                     820                     4,739
Provision For Income Taxes                                  (242) (i)               (1,745)
                                            --------------------      --------------------
Income (Loss) From Continuing
  Operations Before Extraordinary Item                       578                     2,994
Extraordinary Item Net of Tax                               (634) (j)                    -
                                            --------------------      --------------------
Net Income (Loss)                           $                (56)     $              2,994
                                            ====================      ====================

Net Income Per Share-Basic EPS                                        $               0.32
                                                                      ====================

Net Income Per Share-Diluted EPS                                      $               0.31
                                                                      ====================

Common Shares Used For Computing
  Basic EPS                                                                          9,448
                                                                      ====================

Common Shares Used For Computing
  Diluted EPS                                                                        9,721
                                                                      ====================

                                       13


                       BROOKDALE LIVING COMMUNITIES, INC.
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                   For the six months ended June 30, 1998 and
                      for the year ended December 31, 1997
                                 (in thousands)
                                   (unaudited)

                                                                               Six Months
                                                                                  Ended              Year Ended
                                                                                June 30,            December 31,
                                                                                  1998                  1997
                                                                             --------------       ---------------
(a)    Management services income:

       Management services income for management services performed by
       the Company....................................................       $           --       $            76
                                                                             ==============       ===============


(b)    Facility operating expenses:

       Elimination of historical  management fees paid by the Original
       Facilities and the IPO Properties and administrative  fees paid
       by the Original Facilities are not incurred by the Company            $           --       $           514

       Elimination of historical management fees paid by the 1997 Leases
       the 1998 Leases and the Current Lease..........................                  198                 1,257
                                                                             --------------       ---------------

                                                                             $          198       $         1,771
                                                                             ==============       ===============

(c)    Lease expenses:

       Adjustment to reflect a full year of lease payments related
       to the IPO Properties.........................................        $           --       $          (546)

       Adjustment to reflect lease payments related to the 1997
       Leases, the 1998 Leases and the Current Lease.................                (1,544)               (9,050)
                                                                             --------------       ---------------

                                                                             $       (1,544)      $        (9,596)
                                                                             ==============       ===============

(d)    General and administrative expenses:

       Estimated increase in salaries and related benefits and additional administrative  and financial  reporting  expenses  which would have been  incurred by the Company had it been  operating  as a
       public  company  during  all of 1997:                                 $           --       $          (604)

       Salaries and wages............................................

       Legal and accounting..........................................                    --                   (70)

       Other.........................................................                    --                  (271)
                                                                             --------------       ---------------

                                                                             $           --       $          (945)
                                                                             ==============       ===============



                       BROOKDALE LIVING COMMUNITIES, INC.
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (continued)
                            For the six months ended
                      June 30, 1998 and for the year ended
                                December 31, 1997
                                 (in thousands)
                                   (unaudited)

                                                                               Six Months
                                                                                  Ended              Year Ended
                                                                                June 30,            December 31,
                                                                                  1998                  1997
                                                                             --------------     ----------------
(e)    Depreciation and amortization:

       Adjustment to historical depreciation expense associated with (*):

       Decrease in depreciation expense associated with the change
       in depreciable lives of the Original Facilities...............        $           --     $             67

       Additional depreciation associated with the increase in basis resulting from the purchase of the third party owners'
       interests in the Original Facilities..........................                    --                 (138)

       Adjustment to depreciation expense associated with the
       increase in the basis from the purchase and the increase in
       depreciable lives of the IPO Properties.......................                    --                 (133)

       Elimination of historical depreciation and amortization
       expense of the IPO Properties.................................                    --                   78

       Additional amortization expense associated with the fees and costs for credit enhancement on tax-exempt bonds of the
       Original Facilities...........................................                    --                 (218)

       Elimination of historical depreciation and amortization
       expense of the 1997 Leases, the 1998 Leases and the Current
       Lease.........................................................                   478                3,362
                                                                             --------------     ----------------

                                                                             $          478     $          3,018
                                                                             ==============     ================


   * The Company has determined the estimated useful lives of buildings to be 45 years and furniture and equipment to be 5 years, as compared to 40 years and 3-12 years, respectively used by the Original Facilities. This change was made to better reflect the estimated periods during which such assets will remain in service. For financial statement reporting purposes, the above will be recorded prospectively as a change in estimate for the Original Facilities over their remaining lives. Depreciation expense included in the "Pro Forma As
       Adjusted" column was based upon the Company's new estimated useful lives.


                       BROOKDALE LIVING COMMUNITIES, INC.
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (continued)
                            For the six months ended
                      June 30, 1998 and for the year ended
                                December 31, 1997
                                 (in thousands)
                                   (unaudited)

                                                                               Six Months
                                                                                  Ended              Year Ended
                                                                                June 30,            December 31,
                                                                                  1998                  1997
                                                                             --------------       ----------------
(f)  Interest and financing fees expense, net:

     Elimination of interest expense incurred related to the
     debt of the IPO Properties.............................                 $           --       $            140

     Elimination of interest expense incurred related to the
     debt  of the  1997  Leases,  the  1998  Leases  and the
     Current Lease..........................................                          1,278                  8,147

     Interest  income on investments  collateralizing  lease
     obligations.............................................                           410                  2,482
                                                                             --------------       ----------------

                                                                             $        1,688       $         10,769
                                                                             ==============       ================

(g)  Income (loss) before minority interest and income taxes:

     The income (loss) before minority interest and income taxes presented in the historical statements of the IPO
     Properties is before gain on sale of property and represents income (loss) from continuing operations.
     The gains on sale of properties are not included due to the non-recurring nature of the transactions

(h)  (Income) loss allocated to minority interest:

     Elimination  of income  allocated to minority  interest
     due  to  the   acquisition   of   the   third   party's
     interest...............................................                 $           --       $            138
                                                                             ==============       ================

(i)  (Provision) benefit for income taxes:

     The Original Facilities,  the IPO Properties,  the 1997
     Leases and the 1998 Leases  were not taxable  entities.
     The realization of the deferred gain on the sale of the
     Hallmark  facility as a reduction of lease  expenses is
     considered a permanent  difference  between book income
     (loss) and tax income  (loss) and is not  taxable.  The
     difference  has the  following  impact on the Company's
     benefit for income tax at a 40% rate (includes  federal
     and state statutory income tax rates).  This adjustment
     provides pro forma benefit from income taxes at a 40%
     effective income tax rate..............................                 $         (242)      $         (1,398)
                                                                             ==============       ================

       Provision on income before permanent
          difference                                   $  (242)   $  (1,511)
       Benefit related to permanent difference              --          113
                                                       --------   ----------
                                                       $  (242)   $  (1,398)
                                                       ========   ==========


                       BROOKDALE LIVING COMMUNITIES, INC.
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (continued)
                            For the six months ended
                      June 30, 1998 and for the year ended
                                December 31, 1997
                                 (in thousands)
                                   (unaudited)

                                                                               Six Months
                                                                                  Ended              Year Ended
                                                                                June 30,            December 31,
                                                                                  1998                  1997
                                                                             --------------       --------------
(j)    Extraordinary item:

       Elimination of extraordinary item related to the early
       extinguishment of debt for one of the 1998 Leases.............        $         (634)      $           --
                                                                             ===============      ==============



c)       Exhibits.

     Exhibit
     Number        Description
     --------      -----------
     23.1          Consent of Ernst & Young LLP

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BROOKDALE LIVING COMMUNITIES, INC.
                                            Registrant



Dated:  October 1, 1999                  By:  /s/  Robert J. Rudnik
                                              --------------------------------
                                              Robert J. Rudnik
                                              Executive Vice President
                                              General Counsel and Secretary

                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements indicated below of Brookdale Living Communities, Inc. of our report indicated below filed with the Securities and Exchange Commission.

Registration Statements
-----------------------

Form S-8 No. 333-51493
Form S-8 No. 333-86013
Form S-3 No. 333-53969


     Financial Statements                    Date of Auditor's Report
     --------------------                    ------------------------

     Financial  Statements  of  The          May 28, 1998, except for Note 5 as
     Chatfield Limited  Partnership          to which the date is July 16, 1998.
     as of and for the years  ended
     December  31,  1997  and  1996
     included in the Current Report
     (Form   8-K/A)  of   Brookdale
     Living Communities, Inc. dated
     October 1, 1999.




                                                           /s/ Ernst & Young LLP

Chicago, Illinois
September 29, 1999